UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2019

TIER REIT, Inc.

(Murphy Subsidiary Holdings Corporation, as successor by merger to TIER REIT, Inc.)
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-37512 (Commission File Number)	68-0509956 (IRS Employer Identification No.)

5950 Sherry Lane, Suite 700, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

(972) 483-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value per share	TIER	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed by TIER REIT, Inc., a Maryland corporation (the “Company”), in connection with the completion on June 14, 2019 (the “Closing Date”) of the transactions contemplated by that certain agreement and plan of merger, dated as of March 25, 2019 (as amended and supplemented from time to time, the “Merger Agreement”), by and among the Company, Cousins Properties Incorporated, a Georgia corporation (“Cousins”) and Murphy Subsidiary Holdings Corporation, a Maryland corporation and wholly owned subsidiary of Cousins (“Merger Sub”). Pursuant to the Merger Agreement, on the Closing Date, the Company merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Cousins.

Item 1.02. Termination of a Material Definitive Agreement.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the Merger, the Company repaid in full all indebtedness, liabilities and other obligations under, and terminated (i) the Second Amended and Restated Credit Agreement, dated as of January 18, 2018, by and among the Company, Tier Operating Partnership LP, a Texas limited partnership (the “Operating Partnership”), each lender party thereto, Wells Fargo Bank, National Association as administrative agent and the other parties thereto (the “Credit Agreement”) and (ii) the Second Amended and Restated Guaranty, dated as of January 18, 2018, by the Company and the subsidiary guarantors identified on the signature pages thereto in favor of Wells Fargo Bank, National Association in its capacity as Administrative Agent for the Lenders under the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.0001 per share (“TIER Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares of TIER Common Stock owned directly by the Company, Cousins or Merger Sub (such excluded shares, the “Excluded Shares”), converted into the right to receive 2.98 newly issued shares of Cousins’ common stock, par value $1.00 per share (“Cousins Common Stock”), upon the terms and subject to the conditions set forth in the Merger Agreement.  Cash will be paid in lieu of fractional shares of Cousins Common Stock (such cash and the newly issued shares of Cousins Common Stock, the “Merger Consideration”).

As a result of the Merger, holders of TIER Common Stock immediately prior to the Effective Time will receive approximately 166 million shares of Cousins Common Stock for their shares of TIER Common Stock, with the total consideration valued at approximately $1.6 billion, based upon the average five-day closing price of Cousins Common Stock on the New York Stock Exchange (the “NYSE”) for the five days prior to, but not including, the Closing Date.

The description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the completion of the Merger, the Company notified the NYSE that each share of TIER Common Stock issued and outstanding immediately prior to the Effective Time has been cancelled and converted into the right to receive 2.98 shares of Cousins Common Stock.  As a result, all shares of TIER Common Stock were removed from trading on the NYSE on June 14, 2019 after trading hours.  The NYSE has informed the Company that it will file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to TIER Common Stock in order to effect the delisting of such shares from the NYSE.  Such delisting will result in the termination of the registration of TIER Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file a certificate on Form 15 requesting the deregistration of TIER Common Stock under Section 12(g) of the Exchange Act, which will suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to TIER Common Stock.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each holder of TIER Common Stock immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01. Changes in Control of Registrant.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, as contemplated under the Merger Agreement, the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Cousins.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Amendment to Employment Agreements with Scott W. Fordham, Dallas E. Lucas, William J. Reister, Telisa Webb Schelin and James E. Sharp

Effective as of June 14, 2019, the Company and the Operating Partnership entered into (i) the Eighth Amendment to Employment Agreement with Scott W. Fordham, (ii) the Seventh Amendment to Employment Agreement with Dallas E. Lucas, (iii) the Eighth Amendment to Employment Agreement with William J. Reister, (iv) the Eighth Amendment to Employment Agreement with Telisa Webb Schelin and (v) the Tenth Amendment to Employment Agreement with James E. Sharp (together, the “Amendments”).  Each Amendment provides, among other things, that the officer to whom the Amendment relates will be entitled to receive the pro rata portion of such officer’s target annual cash incentive compensation for the year during which such officer’s employment with the Company and the Operating Partnership is terminated.  Such pro rata portion shall be determined by multiplying the officer’s target annual cash incentive compensation by a fraction, the numerator of which equals the number of days the officer was employed by the Company and the Operating Partnership during such year until the date of termination of the officer’s employment, and the denominator of which equals 365.  Such prorated amount shall be paid in a lump sum within 60 days of the date of termination of employment.

The foregoing description of the Amendments is qualified in its entirety by reference to the Amendments, which are attached hereto as Exhibits 10.1 through 10.5, respectively, and are incorporated herein by reference.

Excise Tax Gross-Up Agreements with Scott W. Fordham, Dallas E. Lucas, William J. Reister, Telisa Webb Schelin and James E. Sharp

On June 14, 2019, the Company entered into an Excise Tax Gross-Up Agreement (collectively, the “Gross-Up Agreements”) with each of Scott W. Fordham, Dallas E. Lucas, William J. Reister, Telisa Webb Schelin and James E. Sharp, pursuant to which the Company has agreed to provide such officers with tax gross-up payments not to exceed $5,500,000 in the aggregate and in the amounts described below, to the extent such officers are subject, in connection with the Merger, to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), in an amount that generally will place the officers in the same after-tax position that they would have been in if no excise tax had applied and no gross-up payment was made.  In the case of Mr. Reister and Ms. Schelin, the officer is only entitled to a tax gross-up payment in the event the officer would not receive a greater after-tax amount of severance payments by reducing the severance payments so that such payments would not be subject to the excise tax imposed by Section 4999 of the Code.  Pursuant to the Gross-Up Agreements, Messrs. Fordham, Lucas, Reister and Sharp and Ms. Webb Schelin are entitled to tax gross-up payments not to exceed $3,115,790, $1,509,154, $147,728, $588,969 and $138,358, respectively.

The foregoing description of the Gross-Up Agreements is qualified in its entirety by reference to the Gross-Up Agreements, which are attached hereto as Exhibits 10.6 through 10.10, respectively, and are incorporated herein by reference.

Individuals Ceasing to be Directors and Officers

As a result of the Merger and pursuant to the Merger Agreement, the Company ceased to exist and Merger Sub continued as the surviving corporation.  All members of the board of directors of the Company ceased to be directors at the Effective Time by operation of the Merger.

In addition, at the Effective Time by operation of the Merger, each executive officer of the Company listed below ceased to hold the positions indicated beside such executive officer’s name:

•	Scott W. Fordham	Chief Executive Officer

•	Dallas E. Lucas	President and Chief Operating Officer

•	William J. Reister	Chief Investment Officer and Executive Vice President

•	Telisa Webb Schelin	Chief Legal Officer, Executive Vice President and Secretary

•	James E. Sharp	Chief Financial Officer and Treasurer

Item 8.01. Other Events.

On the Closing Date, the Company exercised its right to terminate (i) those certain Sales Agreements, each dated as of May 10, 2017, by and among the Company, the Operating Partnership and each of Cantor Fitzgerald & Co., BMO Capital Markets Corp., Jefferies LLC, JMP Securities LLC and J.P. Morgan Securities LLC, respectively, as the sales agents named therein, (ii) those certain Sales Agreements, each dated as of August 8, 2018 and amended November 5, 2018, by and among the Company, the Operating Partnership and each of Jefferies LLC, BMO Capital Markets Corp., JMP Securities LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, respectively, as the sales agents named therein and (iii) that certain Sales Agreement, dated as of November 5, 2018, by and among the Company, the Operating Partnership and Robert W. Baird & Co. Incorporated, as the sales agent named therein, effective as of the Closing Date.

In addition, on the Closing Date, Cousins issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of March 25, 2019, by and among Cousins Properties Incorporated, Murphy Subsidiary Holdings Corporation and TIER REIT, Inc. (incorporated by reference to Exhibit 2.1 to TIER REIT, Inc.’s Current Report on Form 8-K, filed on March 25, 2019).

10.1	Eighth Amendment to Employment Agreement, effective as of June 14, 2019, by and between TIER REIT, Inc. and Tier Operating Partnership LP and Scott W. Fordham.
10.2	Seventh Amendment to Employment Agreement, effective as of June 14, 2019, by and between TIER REIT, Inc. and Tier Operating Partnership LP and Dallas E. Lucas.
10.3	Eighth Amendment to Employment Agreement, effective as of June 14, 2019, by and between TIER REIT, Inc. and Tier Operating Partnership LP and William J. Reister.
10.4	Eighth Amendment to Employment Agreement, effective as of June 14, 2019, by and between TIER REIT, Inc., Tier Operating Partnership LP and Telisa Webb Schelin.
10.5	Tenth Amendment to Employment Agreement, effective as of June 14, 2019, by and between TIER REIT, Inc., Tier Operating Partnership LP and James E. Sharp.
10.6	Excise Tax Gross-Up Agreement, dated as of June 14, 2019, by and between TIER REIT, Inc. and Scott W. Fordham.
10.7	Excise Tax Gross-Up Agreement, dated as of June 14, 2019, by and between TIER REIT, Inc. and Dallas E. Lucas.
10.8	Excise Tax Gross-Up Agreement, dated as of June 14, 2019, by and between TIER REIT, Inc. and William J. Reister.
10.9	Excise Tax Gross-Up Agreement, dated as of June 14, 2019, by and between TIER REIT, Inc. and Telisa Webb Schelin.
10.10	Excise Tax Gross-Up Agreement, dated as of June 14, 2019, by and between TIER REIT, Inc. and James E. Sharp.
99.1	Press Release, dated June 14, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019	Murphy Subsidiary Holdings Corporation,
as successor by merger to TIER REIT, Inc.

	By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President & Corporate Secretary